           As filed with the Securities and Exchange Commission on July 26, 1999
                                                     Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         _____________________________
                            SPLITROCK SERVICES, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                               7370                    76-0529757
(State or other jurisdiction of       (Primary Standard           (I.R.S. Employer
 incorporation or organization)    Industrial Classification      Identification No.)
                                        Code Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               Splitrock Services, Inc. 1999 Stock Incentive Plan
               Splitrock Services, Inc. 1997 Incentive Share Plan
                           (Full title of the plans)

                        Patrick J. McGettigan, Jr., Esq.
                             Senior Vice President
                             8665 New Trails Drive
                          The Woodlands, Texas  77381
                                (281)  465-1200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         _____________________________
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                          Amount to be        Proposed Maximum      Proposed Maximum
Title of Each Class of Securities to       Registered        Offering Price per     Aggregate Offering           Amount of
 be Registered                                                     Share                  Price              Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value             10,598,897(1)       $0.001-$5.24(2)          $15,038,445(2)            $4,181
=============================================================================================================================


   (1) Includes (i) 2,868,457 shares issuable upon the exercise of outstanding options granted under the Splitrock Services, Inc. 1997 Incentive Share Plan (the "1997 Plan") and the Splitrock Services, Inc. 1999 Stock Incentive Plan (the "1999 Plan"), (ii) 7,730,440 shares available to be issued in connection with future options or awards under the 1999 Plan, and (iii) such indeterminate number of shares as may be issued under the 1997 Plan and the 1999 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

   (2) The proposed maximum offering price per share is estimated in accordance with Rule 457 (h) under the Securities Act. With respect to the 2,868,457 shares subject to outstanding options, the proposed maximum offering price per share is based on the weighted average exercise price of $5.24 per share. With respect to the 7,730,440 shares available for future grants or awards, the proposed maximum offering price per share is based on the book value of the securities offered because there is currently no market for the securities offered. Because the book value of the securities is negative, the proposed maximum offering price is estimated to be $0.001, the minimum consideration for which the shares may be issued under the plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants of the Splitrock Services, Inc. 1999 Stock Incentive Plan (the "1999 Plan") and the Splitrock Services, Inc. 1997 Incentive Share Plan (the "1997 Plan") as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. Splitrock will maintain a file of such documents in accordance with the provisions of Rule
428. Upon request, Splitrock will furnish to the Securities and Exchange Commission or its staff a copy or copies of all of the documents included in that file.

     References herein to "Splitrock" or "the Company" shall mean Splitrock Services, Inc., a Delaware corporation.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which were filed by Splitrock with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     1. Splitrock's annual report filed on Form 10-K for the fiscal year ending December 31, 1998, pursuant to Section 15(d) of the Securities Exchange Act of 1934.

     2. Splitrock's quarterly report filed on Form 10-Q for the quarter ended March 31, 1999, pursuant to Section 15(d) of the Securities Exchange Act of 1934.

     3. The description of Splitrock's Common Stock, par value $0.001 per share, which is registered under Section 12 of the Securities Exchange Act of Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Splitrock is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (Section 145) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, including an employee benefit plan. The indemnity may include expenses, such as attorneys' fees, as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action suit or proceeding. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Section 145 also provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. Section 145 further provides that any indemnification, unless ordered by a court, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Section 145 further provides that a corporation may purchase and maintain liability insurance covering such liability and expenses under the provisions described in the preceding paragraphs. Splitrock maintains liability insurance covering its directors and officers.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Splitrock's Restated Certificate of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders;
(b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

     The Restated Certificate of Incorporation also provides that Splitrock may purchase insurance on behalf of its directors, officers, employees and agents against liabilities they may incur in such capacity, whether or not Splitrock would have the power to indemnify against such liabilities. Splitrock intends to obtain primary and excess insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of Splitrock, may also pay amounts for which Splitrock has granted indemnification to the directors or officers.

     Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 to the Registration Statement on Form S-1, as amended, File No. 333-79909, which provides for indemnification by the underwriters of Splitrock, its directors and officers who sign the Registration Statement on Form S-1 and persons who control Splitrock, under certain circumstances.


Item 7.  Exemption from Registration Claimed.

     Not Applicable.


Item 8.  Exhibits.

     The following documents are filed as exhibits to this registration statement:

         Exhibit        Description
         -------        -----------

          3.1   Restated Certificate of Incorporation of the Company. (1)
          3.2   Restated By-laws of the Company. (1)
          4.1   Form of certificate of common stock. (1)
          4.2   Splitrock Services, Inc. 1997 Incentive Share Plan. (2)
          4.3   Splitrock Services, Inc. 1999 Stock Incentive Plan. (1)
          5.1   Opinion of Fried, Frank, Harris, Shriver & Jacobson.
          23.1  Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
                Exhibit 5.1 above).
          23.2  Consent of PricewaterhouseCoopers LLP.
          24.1  Power of Attorney (see signature page).

          27.1  Financial data schedule. (1)

       _______________
       (1) Incorporated by reference to our Registration Statement on Form S-1, File No. 333-77909.
       (2) Incorporated by reference to our Registration Statement on Form S-4, File No. 333-61293.
_______________


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply,
     --------  -------
     and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Splitrock pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Splitrock pursuant to the foregoing provisions, or otherwise, Splitrock has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Splitrock will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Splitrock certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on July 26, 1999.

                                 SPLITROCK SERVICES, INC.



                                 By: /s/ William R. Wilson
                                    --------------------------------
                                     William R. Wilson
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)


                               POWER OF ATTORNEY

     The undersigned directors and officers of Splitrock Services, Inc. hereby constitute and appoint William R. Wilson, as their true and lawful attorney-in-fact and agent, with full power to act and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                 Date
---------                                     -----                                 ----
  /s/ William R. Wilson                          President, Chief Executive           July 26, 1999
-----------------------------------              Officer and Director
William R. Wilson                                (Principal Executive Officer)



   /s/ Kwok L. Li                           Chairman of the Board of Directors       July 26, 1999
------------------------------------
Kwok L. Li


   /s/  Roy A. Wilkens                      Director                                 July 26, 1999
------------------------------------
Roy A. Wilkens


   /s/   Marshall C. Turner                 Director                                 July 26, 1999
------------------------------------
Marshall C. Turner


   /s/  James M. Nakfoor                    Director                                 July 26, 1999
------------------------------------
James M. Nakfoor


   /s/  J. Robert Fugate                  Chief Financial Officer                     July 26, 1999
------------------------------------
J. Robert Fugate                          (Principal Financial
                                          and Accounting Officer)